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                                       BYLAWS
                                         OF
                               CLIPPERNET CORPORATION

                                     ARTICLE I
                                    Stockholders

     A.   ANNUAL MEETINGS:

     1) The annual meeting of the stockholders of this corporation shall be held during the month of August. It shall be held at a place designated by the Board of Directors, and shall be for the purpose of electing directors for the ensuing year, considering a report of the President, showing the condition of the corporation at the close of the last fiscal year, and for the transaction of such other business as may be brought before the meeting. The terms of office of the directors so elected shall continue until the election and qualification of their successors as provided in Article II hereof.

     2) It shall be the duty of the Secretary to cause a written notice of the annual meeting to be mailed to each stockholder at least ten, but not more than fifty, days prior to the meeting. Such notice shall be deemed sufficient within the meaning of this Article if deposited in the United States Mail addressed to each stockholder at his/her last known address, ten days before the date of each meeting.

     3) Notice of any regular meeting or meetings may be waived by written consent, whether executed before or subsequent to such meeting. The attendance of any stockholder in person or his/her representative by proxy at such meeting shall be deemed a waiver of the notice hereby prescribed.

     4) In the event the annual meeting of the stockholders of this corporation is not held as herein provided, the election of directors and all other business which might have been transacted at such annual meeting may be transacted at any adjournment of such meeting or at any special meeting of the stockholders called for such purpose.

     B.   SPECIAL MEETING:

     Special meetings of the stockholders may be called by any stockholder or director of this corporation by giving the same notice as required for an annual meeting. A brief statement of the object or objects of such special meeting shall be included in the notice. Notice of any special meeting or meetings so called may be waived by any or all of the stockholders by written consent, whether executed before or subsequent to such meeting, and the attendance of any stockholder in person or his/her


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                                    Exhibit 3.6

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representative by proxy at such meeting shall be deemed a waiver of notice hereby prescribed.

     C.   QUORUM:

     1) At any meeting of the stockholders, the holders of a majority of all the outstanding shares of the common stock of this corporation, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes.

     2) If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by notice as provided in Section B for special meetings, a majority interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

     D.   VOTING:

     1) At every meeting of the stockholders, each stockholder holding shares of common stock shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or his/her duly authorized attorney and delivered to the Chairperson of the meeting, and he/she shall have one vote for each share of stock standing registered in his/her name at the time of the closing of the transfer books for said meeting.

     2) Shares of common stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     3) Shares of common stock held by the administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name.

     4) Shares of common stock standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if the authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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     5)   A shareholder whose shares of common stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     6) Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     E.   PREFERRED STOCK:

     1) Pursuant to Articles of Incorporation, the Corporation is authorized to issue 10,000,000 shares of preferred stock. Prior to the issuance of said shares of preferred stock, the Board of Directors shall determine, by amendment to the Bylaws, the relative preferences, rights, and limitations, including but not limited to, voting rights, dividends and rights upon liquidation, of said preferred class of stock.

     F.   CLOSING OF TRANSFER BOOKS:

     1) The stock transfer books shall be closed for the meeting of the stockholders and for the payment of dividends during such period (not to exceed fifty days) as from time to time may be fixed by the Board of Directors. During such periods, no stock shall be transferred.

                                     ARTICLE II
                                 Board of Directors

     A.   NUMBER:

     1) The business and the property of the company shall be managed and controlled by a Board of not less than four (4), nor more than seven (7) Directors. Said Board shall have the power and authority to make rules and regulations, not inconsistent with the laws of the State of Oregon and the bylaws of this corporation, for the guidance of the officers and employees of the corporation, and for the transaction of the corporation's business; to declare dividends out of the surplus profits whenever they deem it expedient; to prescribe and fix the compensation of the officers of the company; to call meetings of the stockholders when deemed advisable; and generally to exercise all powers necessary for the transaction of the corporation's business. It is expressly understood that nothing herein contained shall be deemed to limit or restrict the general authority vested in said Board for the management and control of the corporation.


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     B.  ELECTION:

     The directors shall be elected at annual meetings by a majority of all the outstanding stock of the corporation and shall immediately thereafter qualify and organize. The terms of office of such directors shall begin immediately after election and qualification. Directors shall serve for one year until their successors are elected and qualified.

     C.   VACANCIES:

     Whenever any vacancy shall occur on the Board of Directors by death, resignation, disqualification or from any other cause, the vacancy shall be filled at the special meeting of the stockholders called for that purpose, without undue delay. The director shall be elected at such special meeting by the same majority and in the same manner as provided for in the annual election of directors. The director so elected to fill the vacancy shall hold office for the unexpired term of the director whom he/she succeeds, and until his/her successor shall have been elected and shall have qualified. Vacancies may be filled on an interim basis by the Board of Directors.

     D.   ANNUAL MEETINGS:

     A regular meeting of the Board of Directors of this corporation shall be held immediately following the annual meeting of the stockholders, and no notice to the directors shall be required for the purpose of holding this meeting.

     E.   SPECIAL MEETING:

     Special meetings of the Board of Directors may be called by any officer or director of the company at any reasonable time by giving to each director written notice at least two days before the date of the meeting. The notice shall be deemed sufficient if deposited in the United States Mail, addressed to the last known mailing address of the director, two days before the date of the meeting. The attendance of any director at any such special meeting or his/her written consent to the holder thereof executed previous to or at the beginning of such meeting, shall be deemed a waiver of this notice.

     F.   QUORUM:

     A majority of the members of the Board of Directors shall constitute a quorum necessary for the transaction of any and all business of the corporation. In the event there shall be in attendance at any meeting of the Board of Directors a lesser number than a quorum, that number may adjourn the meeting to another day, at which time of adjournment the members present shall give each of the other members at least one day's notice.


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     G.   ORDER OF BUSINESS:

     1) Business at the meetings of the Board of Directors shall be transacted in such order as the Board of Directors from time to time may determine by resolution.

     2) At all meetings of the Board of Directors, the Chairperson of the Board, or in his/her absence, the President of the corporation, or in his/her absence, the Secretary or Treasurer of the corporation, shall preside.

     3) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he/she may hold.

     H.   CONTRACTS:

     Inasmuch as the directors of this corporation may have interests in other corporations with which this company may have business dealings, no contracts or other transactions between this corporation and any other corporation shall be affected by the fact that the directors of this corporation are interested in and are directors or officers of such other corporation(s). Any director individually may be a party to, or interested in, any contract or transaction with this corporation, provided (a) the "interest" of the director is disclosed to the Board; (b) the interested director does not vote in favor of the transaction, although his/her presence may be counted toward a quorum, and
(c) the Board approves the transaction at a regular or special meeting.

     I.   RESIGNATION:

     Any director may resign at any time by giving written notice to the Board of Directors, the President or Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                                     ARTICLE III
                                      Officers

     A.   COMPOSITION:

     1) The officers of this corporation shall consist of a President and a Secretary.

     2) The Board of Directors in its discretion, at any time, may by resolution appoint a Vice President and a Treasurer.

     3) The same person may hold one or more of the offices of this company as determined by the Board of Directors.

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     4)   The officers of the corporation shall be elected by the Board of
Directors at the regular annual meetings of the Board following the annual meeting of shareholders.

     5) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his/her election, and until his/her successors shall have been elected and qualified, or until his/her death, resignation or removal.

     B.   REMOVAL:

     All officers of the corporation shall be subject to removal for cause or without cause at any time by the Board of Directors.

     C.   RESIGNATION:

          Any officer may resign at any time by giving notice of such resignation to the Board of Directors, or to the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     D.   DUTIES:

     1) The President shall preside at all meetings of the stockholders and shall perform such other duties as the Board of Directors may from time to time authorize.

     2) The Secretary shall subscribe the minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall mail notices to both the stockholders and the directors of the holding of any meetings as prescribed by these bylaws. The Secretary shall be the custodian of the seal of the corporation and shall affix the seal to the minutes and notices. The Secretary shall likewise attest and affix the seal to other instruments executed by the corporation as required. The Secretary shall perform such other duties as the Board of Directors may authorize or direct.

     3) The President shall have charge of all funds belonging to the corporation and shall keep and deposit the same for and on behalf of the corporation in a bank or banks to be designated by the Board of Directors. In the absence of such designation, the President may select the bank or banks in which to deposit such funds.

     4) All funds of the corporation shall be under the supervision of the Board of Directors and shall be handled and disposed of in such manner and by such officers or agents of this corporation as the Board of Directors may by proper resolution from time to time authorize.


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     5)   The Board of Directors may create such subordinate offices and employ such subordinate officers or agents as it may from time to time deem expedient and may fix the compensation of such officers or agents and define their powers and duties, provided such powers and duties do not constitute a delegation of such authority as is reposed in the directors by law, which shall be exercised and performed exclusively by them.

                                     ARTICLE IV
                                   Capital Stock

     A.   CERTIFICATES OF SHARES:

     1) Every holder of the stock of this corporation shall be entitled to a stock certificate signed by the President and also by the Secretary. The certificates of shares shall be in such form, not inconsistent with the certificate of incorporation, and shall be prepared or approved by the Board of Directors.

     2) All certificates within each class of stock shall be consecutively numbered. The name of the person owning the shares represented thereby, together with the number of such shares, the date of issue and the class of stock represented thereby shall be entered upon the corporation's stock records.

     3) No certificate shall be valid unless it be signed by the President and the Secretary and sealed with the corporate seal.

     4) All certificates surrendered to the company shall be cancelled. No new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and cancelled, or some reason acceptable to the Board of Directors be given for the failure to so present and cancel the same, in the event of their loss or destruction.

                                     ARTICLE V
                           Dividends and Working Capital

     A.   DIVIDENDS:

     Dividends may be declared by the Board of Directors out of the surplus or net profits of the company and shall be payable at such time as the Board of Directors shall determine. All dividends shall be paid to shareholders in direct proportion to their shares of stock. All dividends shall be paid to holders of common stock. The right to dividends to holders of preferred stock shall be determined pursuant to Articles I, Section E of the bylaws.

     B.   WORKING CAPITAL:

     Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set


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aside out of the net profits of the company such sum or sums as in its discretion it thinks proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in its discretion.

                                    ARTICLE VI
                                    Fiscal Year

     A.   FISCAL YEAR:

     The fiscal year of the company shall be from August 1, to July 31.

                                    ARTICLE VII
                              Restriction on Transfer

     A.   RESTRICTIONS ON TRANSFER OF SHARES:

     No securities of this corporation or certificates representing such securities shall be transferred without giving the corporation the right of first refusal. The corporation shall have this right for period of thirty days, at which time if it has not exercised its right, its right shall lapse. The transferor must then offer the shares of stock to each of the other existing shareholders for their rights of refusal. The existing shareholders shall have a period of thirty days in which to exercise their rights, at which time if they have not been exercised, the rights will lapse. The value of the stock shall be determined by the Board of Directors at its annual meetings or by special meetings. If agreement cannot be reached between the transferor of the shares of the corporation and the Board of Directors on the value of said shares, then the value shall be fixed by arbitration. If both the corporation and the existing shareholders allow their rights of first refusal to lapse, then the transferor shall be free to transfer the shares of stock, provided that, the shares of stock, having not been registered under the Securities Act of 1933, as amended, may not be sold or transferred unless compliance with the registration provisions of such Act has been made, or availability of an exemption from such registration has been established.

                                    ARTICLE VIII
                                     Amendment

     A.   AMENDMENT OF BYLAWS:

     The bylaws may be modified or repealed and new bylaws may be adopted by the Board of Directors.

                                     ARTICLE IX
                                Records and Reports


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     A.   REPORTS:

     The President, and through the President the other officers shall report on the activities, commitments, plans, operating results and financial condition of the company, including transactions in company securities, and the dealings of officers, directors, shareholders, and agents with the corporation, to the shareholders at least annually. The report to the shareholders shall include a financial report. Similar reports shall be made by the officers to the Board of Directors at least once each month. The financial report contained in these monthly reports need not be audited.

     B.   RECORDS:

     The corporation shall maintain adequate and correct books, records and accounts of its business and properties. All such books, records and accounts shall be kept in its place of business as fixed by the Board of Directors from time to time, except as otherwise provided by law. All books, records and accounts of the corporation shall be open to inspection by the shareholders in the manner and to the extent required by law.

                                     ARTICLE X
                                Facsimile Signatures

     A. FACSIMILE SIGNATURES:

     The officers may issue stock certificates by the use of facsimile signatures in any name allowed by law and may use facsimile signatures for any purpose authorized by the Board of Directors.


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STATE OF OREGON     )
                    : ss.
County of Lane      )

     KNOW ALL PERSONS BY THESE PRESENTS:

     That I, the undersigned directors of CLIPPERNET CORPORATION, do hereby certify that the foregoing bylaws were duly adopted as the bylaws of CLIPPERNET CORPORATION, by Resolution of the Board Of Directors dated August 18, 1998, and that the same do now constitute the bylaws of said corporation.


                                             BOARD OF DIRECTORS:

                                             /s/ Alain de la Motte
                                             ------------------------------
                                             ALAIN DE LA MOTTE

                                             /s/ Brian Bittke
                                             ------------------------------
                                             BRIAN BITTKE

                                             /s/ Ransom R. Southerland
                                             ------------------------------
                                             RANSOM R. SOUTHERLAND

                                             /s/ F. James Nelson
                                             ------------------------------
                                             F. JAMES NELSON


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